Exhibit 99.1

Contacts:

Media: 703.373.0200 or ir@arlingtonasset.com

Investors: Rich Konzmann at 703.373.0200 or ir@arlingtonasset.com

Arlington Asset Investment Corp. Reports Fourth Quarter and Full Year 2022 Financial Results

McLean, VA, March 31, 2023 – Arlington Asset Investment Corp. (NYSE: AAIC) (the “Company,” “Arlington,” “we,” “us” or “our”) today reported financial results for the quarter and full year ended December 31, 2022.

Fourth Quarter 2022 Financial Highlights

•
$6.59 per common share of book value
o
2.2% increase from prior quarter
o
$6.48 per common share of book value as of February 28, 2023(a)
•
$0.13 per diluted common share of GAAP net income available to common shareholders
•
$0.09 per diluted common share of non-GAAP earnings available for distribution
•
$0.04 per common share of book value accretion from the repurchase of capital stock including 1.3% of the outstanding shares of common stock as of September 30, 2022
•
0.3 to 1 “at risk” leverage ratio as of December 31, 2022
o
decrease from 1.2 to 1 as of September 30, 2022
•
Completed previously announced sale of remaining portfolio of single-family residential ("SFR") properties that resulted in a $0.02 per common share increase to book value

Full Year 2022 Financial Highlights

•
$0.09 per diluted common share of GAAP net income available to common shareholders
•
$0.29 per diluted common share of non-GAAP earnings available for distribution
•
7.0% increase in book value per common share
•
$0.30 per common share of book value accretion from the repurchase of capital stock including 9.2% of the outstanding shares of common stock

Fourth Quarter Investment Portfolio

As of December 31, 2022, the Company’s investment portfolio capital allocation was as follows (dollars in thousands):

	December 31, 2022
	Assets	Invested Capital Allocation (1)	Invested Capital Allocation (%)	Leverage (2)
MSR financing receivables	$180,365	$180,365	63%	—
Credit investments (3)	167,519	58,485	21%	1.9
Agency MBS (4)	43,722	45,566	16%	—
Total invested capital	$391,606	284,416	100%
Cash and other corporate capital, net		19,329
Total investable capital		$303,745		0.3

(1)
Our investable capital is calculated as the sum of our shareholders’ equity capital and long-term unsecured debt.
(2)
Our leverage is measured as the ratio of the sum of our repurchase agreement financing, net payable or receivable for unsettled securities, net contractual forward purchase or sale price of our TBA commitments and leverage within our MSR financing receivables less our cash and cash equivalents compared to our investable capital.
(3)
Includes our net investment of $28,904 in VIEs with gross assets and liabilities of $198,511 and $169,607, respectively, that is consolidated for GAAP financial reporting purposes.
(4)
Agency mortgage-backed securities ("MBS") assets include the fair value of the agency MBS which underlie our TBA forward purchase and sale commitments. In accordance with GAAP, our TBA forward commitments are reflected on the consolidated balance sheets as derivative assets and liabilities at fair value in the financial statement line items "other assets" and "other liabilities". As of December 31, 2022, the fair value of the underlying agency MBS that underlie our net short position in TBA commitments had a fair value of $(399,818) with a net carrying value of $5,630.

MSR Related Investments

The Company is party to agreements with a licensed, U.S. government sponsored enterprise (“GSE”) approved residential mortgage loan servicer that enable the Company to garner the economic return of an investment in a mortgage servicing right ("MSR") purchased by the mortgage servicing counterparty. The arrangement allows the Company to participate in the economic benefits of investing in an MSR without holding the requisite licenses to purchase or hold MSRs directly. Under the terms of the arrangement, the Company provides capital to the mortgage servicing counterparty to purchase MSRs directly and the Company, in turn, receives all the economic benefits of the MSRs less a fee payable to the counterparty. At the Company’s request, the mortgage servicing counterparty may utilize leverage on the MSRs to which the Company’s MSR financing receivables are referenced to finance the purchase of additional MSRs to increase potential returns to the Company. These transactions are accounted for as financing receivables in the Company’s consolidated financial statements.

The Company’s MSR financing receivable investments as of December 31, 2022 are summarized in the tables below (dollars in thousands):

Amortized Cost Basis (1)	Unrealized Gain	Fair Value
$134,469	$45,896	$180,365

(1)
Represents capital investments plus accretion of interest income net of cash distributions.

MSR Financing Receivable Underlying Reference Amounts:
MSRs	Financing	Advances Receivable	Cash and Other Net Receivables	Counterparty Incentive Fee Accrual	MSR Financing Receivables	Implicit Leverage
$184,107	$(7,863)	$6,046	$10,643	$(12,568)	$180,365	0.04

Underlying Reference MSRs:
Holder of Loans	Unpaid Principal Balance	Weighted-Average Note Rate	Weighted-Average Servicing Fee	Weighted-Average Loan Age	Price	Multiple (1)	Fair Value
Fannie Mae	$12,547,523	3.09%	0.25%	24 months	1.35%	5.41	$169,839
Freddie Mac	1,023,446	3.72%	0.25%	22 months	1.39%	5.58	14,268
Total/weighted-average	$13,570,969	3.14%	0.25%	24 months	1.36%	5.42	$184,107

(1)
Calculated as the underlying MSR price divided by the weighted-average servicing fee.

As of December 31, 2022, the mortgage servicing counterparty had drawn $7.9 million of financing under its credit facility collateralized by the MSRs to which the Company’s MSR financing receivables are referenced, resulting in an implicit leverage ratio of less than 0.1 to 1. The weighted average yield on the Company’s MSR financing receivables was 14.98% for the fourth quarter of 2022 compared to 15.95% for the third quarter of 2022, and the actual weighted-average constant prepayment rate (“CPR”) for the MSRs underlying the Company’s MSR financing receivables was 4.26% for the fourth quarter of 2022 compared to 6.48% for the third quarter of 2022. As of December 31, 2022, the valuation multiple of the MSRs underlying the Company's MSR financing receivables, calculated as the underlying MSR price divided by the weighted-average servicing fee, was 5.42. As of February 28, 2023, the valuation multiple of the MSRs underlying the Company's MSR financing receivables was 5.36.(a)

Credit Investments

The Company’s credit investments generally include mortgage loans secured by residential or commercial real property or MBS collateralized by residential or commercial mortgage loans or residential solar panel loans (“non-agency” MBS or ABS). As of December 31, 2022, the Company’s credit investment portfolio at fair value was comprised of the following (dollars in thousands):

	Market Price	Fair Value (1)	Financing	Invested Capital (2)	Leverage
Commercial MBS	$98.93	$98,933	$88,953	$10,188	8.7
Commercial mortgage loan	100.00	29,264	20,485	8,931	2.3
Residential MBS - interest-only (3)	10.76	24,036	—	24,036	—
Residential MBS (3)	64.66	1,048	—	1,048	—
Business purpose residential MBS (4)	91.75	7,244	—	7,244	—
Corporate asset-backed loan	100.00	4,914	—	4,958	—
Solar ABS	41.10	2,080	—	2,080	—
Total/weighted-average		$167,519	$109,438	$58,485	1.9

(1)
For non-commercial credit investments in securities, includes contractual accrued interest receivable.
(2)
Invested capital includes investment accrued interest receivable and financing accrued interest payable.
(3)
Residential MBS – interest-only and residential MBS, in combination, reflect our net investment at fair value of $25,084 in a VIE with gross assets and liabilities of $194,490 and $169,406, respectively, that is consolidated for GAAP financial reporting purposes.
(4)
Includes our net investment of $3,820 in a VIE with gross assets and liabilities of $4,021 and $201, respectively, that is consolidated for GAAP financial reporting purposes.

As of December 31, 2022, the Company had $89.0 million in repurchase agreements outstanding with a weighted average rate of 5.02% and remaining weighted average maturity of 20 days secured by $98.9 million of non-agency MBS at fair value. As of December 31, 2022, the Company had a $20.5 million repurchase agreement outstanding with a rate of 6.84% and remaining maturity of 235 days secured by a $29.3 million commercial mortgage loan at fair value.

Agency MBS

The Company’s agency MBS consist of residential mortgage pass-through certificates for which the principal and interest payments are guaranteed by a government sponsored enterprise, such as the Federal National Mortgage Association (“Fannie Mae”) or the Federal Home Loan Mortgage Corporation (“Freddie Mac”). As of December 31, 2022, the Company’s agency MBS investment portfolio totaled $43.7 million at fair value comprised of $443.5 million of specified agency MBS and $(399.8) million of net short to-be-announced ("TBA") agency MBS. As of December 31, 2022, the Company's specified agency MBS investment portfolio was comprised of the following (dollars in thousands):

	Unpaid Principal Balance	Net Unamortized Purchase Premiums (Discounts)	Amortized Cost Basis	Net Unrealized Gain (Loss)	Fair Value	Market Price	Coupon	Weighted Average Expected Remaining Life
Fannie Mae	$253,120	$(3,813)	$249,307	$(10,294)	$239,013	$94.43	4.09%	9.2
Freddie Mac	217,206	(1,451)	215,755	(11,228)	204,527	94.16	4.06%	9.6
Total/weighted-average	$470,326	$(5,264)	$465,062	$(21,522)	$443,540	$94.30	4.07%	9.4

The Company’s weighted average yield on its specified agency MBS was 4.16% for the fourth quarter of 2022 compared to 3.98% for the third quarter of 2022, and the actual weighted-average CPR for the Company’s specified agency MBS was 4.07% for the fourth quarter of 2022 compared to 6.36% for the third quarter of 2022.

As of December 31, 2022, the Company's net short TBA agency MBS investment portfolio was comprised of the following (dollars in thousands):

	Notional Amount: Long (Short) Position (1)	Implied Cost Basis (2)	Implied Fair Value (3)	Net Carrying Amount (4)
3.0% 30-year MBS sale commitments	$(70,000)	$(62,828)	$(61,516)	$1,312
4.0% 30-year MBS sale commitments	(150,000)	(142,255)	(140,830)	1,425
4.5% 30-year MBS sale commitments	(205,000)	(200,365)	(197,472)	2,893
Total net long (short) agency TBA positions	$(425,000)	$(405,448)	$(399,818)	$5,630

(1)
Notional amount represents the unpaid principal balance of the underlying agency MBS.
(2)
Implied cost basis represents the contractual forward price for the underlying agency MBS.
(3)
Implied fair value represents the current fair value of the underlying agency MBS.
(4)
Net carrying amount represents the difference between the implied cost basis and the implied fair value of the underlying agency MBS. This amount is reflected on the Company's consolidated balance sheets as a component of "other assets" and "other liabilities."

As of December 31, 2022, the Company had $406.1 million of repurchase agreements outstanding with a weighted average rate of 4.47% and remaining weighted average maturity of 12 days secured by an aggregate of $425.0 million of agency MBS at fair value. The Company’s weighted average cost of repurchase agreement funding secured by agency MBS was 3.77% during the fourth quarter of 2022 compared to 2.33% during the third quarter of 2022.

The Company enters into various hedging transactions to mitigate the interest rate sensitivity of its cost borrowing and the value of its fixed-rate agency MBS and MSR financing receivables. Under the terms of the Company’s interest rate swap agreements, the Company pays or receives interest payments based on a fixed rate and pays or receives variable interest payments based upon the Secured Overnight Financing Rate (“SOFR”). As of December 31, 2022, the Company’s interest swap agreements were comprised of the following (dollars in thousands):

		Weighted-average:
	Notional Amount	Fixed Receive Rate	Variable Pay Rate	Net (Pay) Receive Rate	Remaining Life (Years)
Years to maturity:
Less than 5 years	$60,000	3.58%	4.30%	(0.72)%	4.9

The Company’s weighted average net receive rate of its interest rate swap agreements was 1.08% during the fourth quarter of 2022 compared to a net receive rate of 0.55% during the third quarter of 2022. Under GAAP, the Company has not designated these transactions as hedging instruments for financial reporting purposes and, therefore, all gains and losses on its hedging instruments are recorded to line item "investment and derivative gains (losses), net" in the Company’s financial statements.

Single-family Residential Investments

During the fourth quarter of 2022, the Company completed its previously announced sale of its wholly-owned subsidiary, McLean SFR Investment, LLC, which included all the Company's remaining investments in SFR properties and its long-term debt facility secured by SFR properties, for a gross sale price of $87.1 million including the assumption of the debt liability, for a gain of $1.8 million that is net of accrued incentive fees and termination fees to the Company's third-party investment advisory firm.

Other Fourth Quarter 2022 Financial Highlights

The Company’s book value was $6.59 per common share as of December 31, 2022 compared to $6.45 per common share as of September 30, 2022. Book value per common share is calculated as total equity plus accumulated depreciation of SFR properties less the preferred stock liquidation preference divided by common shares outstanding plus vested restricted stock units convertible into common stock less unvested restricted common stock.

The Company’s “at risk” leverage ratio was 0.3 to 1 as of December 31, 2022 compared to 1.2 to 1 as of September 30, 2022. The Company’s “at risk” leverage ratio is calculated as the sum of the Company’s repurchase agreement financing, long-term debt secured by single-family properties, net payable or receivable for unsettled securities, net contractual price of TBA purchase and sale commitments and financing embedded in its MSR financing receivables less cash and cash equivalents compared to the Company’s investable capital measured as the sum of the Company’s shareholders’ equity and long-term unsecured debt.

During the fourth quarter of 2022, the Company repurchased 0.4 million shares of its common stock at an average price of $2.95 per share for a total purchase cost of $1.1 million, representing 1.3% of common stock outstanding as of September 30, 2022. As of December 31, 2022, the Company had remaining authorization from its Board of Directors to repurchase up to 10.2 million shares of its common stock.

Distributions to Shareholders

The Company has also announced the tax characteristics of the distributions paid to its preferred shareholders in calendar year 2022. The Company's distributions paid to its Series B and Series C preferred shareholders in 2022 of $1.75 per share and $2.0625 per share, respectively, were all a return of capital. Preferred shareholders should receive a Form 1099-DIV containing this information from their brokers, transfer agents or other institutions.

Additional Information

The Company will make available additional quarterly information for the benefit of its shareholders through a supplemental presentation that will be available at the Company's website, www.arlingtonasset.com. The presentation will be available on the Webcasts and Presentations section located under the Updates & Events tab of the Company's website.

About the Company

Arlington Asset Investment Corp. (NYSE: AAIC) currently invests primarily in mortgage related assets and has elected to be taxed as a REIT. The Company is headquartered in the Washington, D.C. metropolitan area. For more information, please visit www.arlingtonasset.com.

Statements concerning interest rates, portfolio allocation, financing costs, portfolio hedging, prepayments, dividends, book value, utilization of loss carryforwards, any change in long-term tax structures (including any REIT election), use of equity raise proceeds and any other guidance on present or future periods, as well as the Company's estimates for certain financial information post year-end, constitute forward-looking statements that are subject to a number of factors, risks and uncertainties that might cause actual results to differ materially from stated expectations or current circumstances. These factors include, but are not limited to, inflation, changes in interest rates, increased costs of borrowing, decreased interest spreads, credit risks underlying the Company’s assets, especially related to the Company’s mortgage credit investments, changes in political and monetary policies, changes in default rates, changes in prepayment rates and other assumptions underlying our estimates related to our projections of future earnings available for distribution, changes in the Company’s returns, changes in the use of the Company’s tax benefits, the Company’s ability to qualify and maintain qualification as a REIT, changes in the agency MBS asset yield, changes in the Company’s monetization of net operating loss carryforwards, changes in the Company’s investment strategy, changes in the Company’s ability to generate cash earnings and dividends, preservation and utilization of the Company’s net operating loss and net capital loss carryforwards, impacts of changes to and changes by Fannie Mae and Freddie Mac, actions taken by the U.S. Federal Reserve, the Federal Housing Finance Agency and the U.S. Treasury, availability of opportunities that meet or exceed the Company’s risk adjusted return expectations, ability and willingness to make future dividends, ability to generate sufficient cash through retained earnings to satisfy capital needs, the uncertainty and economic impact of a resurgence of the coronavirus (COVID-19) pandemic, and the effect of general economic, political, regulatory and market conditions, including the impact of a potential recessionary environment. These and other material risks are described in the Company's most recent Annual Report on Form 10-K and any other documents filed by the Company with the SEC from time to time, which are available from the Company and from the SEC, and you should read and understand these risks when evaluating any forward-looking statement. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time, and it is not possible to predict those events or how they may affect the Company. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Financial data to follow

ARLINGTON ASSET INVESTMENT CORP.

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except per share amounts)

(Unaudited)

	December 31, 2022	September 30, 2022
ASSETS
Cash and cash equivalents (includes $296 and $560, respectively, from consolidated VIEs)	$28,021	$13,803
Restricted cash	—	590
Restricted cash of consolidated VIEs	2,191	1,954
Agency mortgage-backed securities, at fair value	443,540	445,122
MSR financing receivables, at fair value	180,365	164,585
Credit investments, at fair value	133,701	145,158
Mortgage loans of consolidated VIEs, at fair value	193,957	203,456
Single-family residential real estate (net of $-0- and $977, respectively, of accumulated depreciation)	—	81,242
Deposits	1,823	3,228
Other assets (includes $2,067 and $1,413, respectively, from consolidated VIEs)	18,720	15,003
Total assets	$1,002,318	$1,074,141
LIABILITIES AND EQUITY
Liabilities:
Repurchase agreements	$515,510	$429,910
Purchased securities payable	—	93,081
Secured debt of consolidated VIEs, at fair value	169,345	182,336
Long-term unsecured debt	86,405	86,302
Long-term debt secured by single-family properties	—	56,801
Other liabilities (includes $262 and $265, respectively, from consolidated VIEs)	13,718	11,501
Total liabilities	784,978	859,931
Equity:
Preferred stock (liquidation preference of $33,420 and $33,612, respectively)	32,821	32,968
Common stock	282	286
Additional paid-in capital	2,024,298	2,024,746
Accumulated deficit	(1,840,061)	(1,843,790)
Total equity	217,340	214,210
Total liabilities and equity	$1,002,318	$1,074,141
Book value per common share (1)	$6.59	$6.45
Common shares outstanding (in thousands) (2)	27,904	28,154

(1) Book value per common share is calculated as total equity plus accumulated depreciation of single-family residential real estate less the preferred stock liquidation preference divided by common shares outstanding.

(2) Represents common shares outstanding plus vested restricted stock units convertible into common stock less shares of unvested restricted common stock. The amount of unvested restricted common stock was 831 as of December 31, 2022. Does not include performance-based units that are convertible into common stock following both the achievement of performance goals over applicable performance periods and continued employment. The number of shares of common stock issuable under outstanding performance-based units can range from 41 to 4,581 as of December 31, 2022.

	December 31, 2022	September 30, 2022
Assets and liabilities of consolidated VIEs:
Cash and restricted cash	$2,487	$2,514
Mortgage loans, at fair value	193,957	203,456
Other assets	2,067	1,413
Secured debt, at fair value	(169,345)	(182,336)
Other liabilities	(262)	(265)
Net investment in consolidated VIEs	$28,904	$24,782

ARLINGTON ASSET INVESTMENT CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share data)

(Unaudited)

	Year Ended	Three Months Ended
	December 31, 2022	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Interest income
MSR financing receivables	$15,419	$4,446	$3,608	$3,983	$3,382
Agency mortgage-backed securities	11,920	4,732	3,631	2,065	1,492
Credit securities and loans	7,512	2,932	2,736	991	853
Mortgage loans of consolidated VIEs	7,570	2,302	2,303	1,611	1,354
Other	862	314	110	113	325
Total interest and other income	43,283	14,726	12,388	8,763	7,406
Rent revenues from single-family properties	6,173	869	2,103	2,137	1,064
Interest expense
Repurchase agreements	8,983	5,081	2,863	763	276
Long-term debt secured by single-family properties	2,202	335	741	718	408
Long-term unsecured debt	5,742	1,516	1,456	1,400	1,370
Secured debt of consolidated VIEs	4,584	906	912	1,578	1,188
Total interest expense	21,511	7,838	5,972	4,459	3,242
Single-family property operating expenses	6,073	755	1,872	1,915	1,531
Net operating income	21,872	7,002	6,647	4,526	3,697
Investment and derivative gain (loss), net	2,587	1,809	1,235	370	(827)
General and administrative expenses
Compensation and benefits	9,845	3,200	2,256	2,324	2,065
Other general and administrative expenses	5,070	1,267	1,121	1,463	1,219
Total general and administrative expenses	14,915	4,467	3,377	3,787	3,284
Income (loss) before income taxes	9,544	4,344	4,505	1,109	(414)
Income tax provision (benefit)	4,118	(45)	1,074	802	2,287
Net income (loss)	5,426	4,389	3,431	307	(2,701)
Dividend on preferred stock	(2,784)	(660)	(675)	(707)	(742)
Net income (loss) available (attributable) to common stock	$2,642	$3,729	$2,756	$(400)	$(3,443)
Basic earnings (loss) per common share	$0.09	$0.13	$0.10	$(0.01)	$(0.12)
Diluted earnings (loss) per common share	$0.09	$0.13	$0.10	$(0.01)	$(0.12)
Weighted average common shares outstanding (in thousands)
Basic	28,717	27,956	28,338	28,766	29,832
Diluted	29,243	28,468	28,913	28,766	29,832

Non-GAAP Earnings Available for Distribution

In addition to the results of operations determined in accordance with GAAP, we also report a non-GAAP financial measure "earnings available for distribution". We define earnings available for distribution as net income available to common stock determined in accordance with GAAP adjusted for the following items:

•
Plus (less) realized and unrealized losses (gains) on investments and derivatives;
•
Plus (less) income tax provision (benefit) for TRS realized and unrealized gains and losses on investments and derivatives
•
Plus TBA dollar roll income (expense)
•
Plus (less) interest rate swap net interest income (expense)
•
Plus depreciation of single-family residential properties
•
Plus stock-based compensation

Realized and unrealized gains and losses recognized with respect to our mortgage related investments and economic hedging instruments, which are reported in line item “investment and derivative gain (loss), net” of our consolidated statements of comprehensive income, other than TBA dollar roll income and interest rate swap net interest income or expense, are excluded from the computation of earnings available for distribution as such gains on losses are not reflective of the economic interest income earned or interest expense incurred from our interest-bearing financial assets and liabilities during the indicated reporting period. Because our long-term-focused investment strategy for our mortgage related investment portfolio is to generate a net spread on the leveraged assets while prudently hedging periodic changes in the fair value of those assets attributable to changes in benchmark interest rates, we generally expect the fluctuations in the fair value of our mortgage related investments and economic hedging instruments to largely offset one another over time. In addition, certain of our investments are held by our TRS which is subject to U.S. federal and state corporate income taxes. In calculating earnings available for distribution, any income tax provision or benefit associated with gains or losses on our mortgage related investments and economic hedging instruments are also excluded from earnings available for distribution.

TBA dollar roll income (expense) represents the economic equivalent of net interest income (expense) generated from our transactions in non-specified fixed-rate agency MBS, executed through sequential series of forward-settling purchase and sale transactions that are settled on a net basis (known as “dollar roll” transactions). Dollar roll income (expense) is generated (incurred) as a result of delaying, or “rolling,” the settlement of a forward-settling purchase (sale) of a TBA agency MBS by entering into an offsetting “spot” sale (purchase) with the same counterparty prior to the settlement date, net settling the “paired-off” positions in cash, and contemporaneously entering another forward-settling purchase (sale) with the same counterparty of a TBA agency MBS of the same essential characteristics for a later settlement date at a price discount relative to the spot sale (purchase). The price discount of the forward-settling purchase (sale) relative to the contemporaneously executed spot sale (purchase) reflects compensation to the seller for the interest income (inclusive of expected prepayments) that, at the time of sale, is expected to be foregone as a result of relinquishing beneficial ownership of the MBS from the settlement date of the spot sale until the settlement date of the forward purchase, net of implied repurchase financing costs. We calculate dollar roll income (expense) as the excess of the spot sale (purchase) price over the forward-settling purchase (sale) price and recognize this amount ratably over the period beginning on the settlement date of the sale (purchase) and ending on the settlement date of the forward purchase (sale). In our consolidated statements of comprehensive income prepared in accordance with GAAP, TBA agency MBS dollar roll income (expense) is reported as a component of the overall periodic change in the fair value of TBA forward commitments within the line item “investment and derivative gain (loss), net.”

We utilize interest rate swap agreements to economically hedge a portion of our exposure to variability in future interest cash flows, attributable to changes in benchmark interest rates, associated with future roll-overs of our short-term repurchase agreement financing arrangements. Accordingly, the net interest income earned or expense incurred (commonly referred to as “net interest carry”) from our interest rate swap agreements in combination with repurchase agreement interest expense recognized in accordance with GAAP represents our effective “economic interest expense.” In our consolidated statements of comprehensive income prepared in accordance with GAAP, the net interest income earned or expense incurred from interest rate swap agreements is reported as a component of the overall periodic change in the fair value of derivative instruments within the line item “investment and derivative gain (loss), net.”

The following table provides a reconciliation of GAAP net income (loss) available (attributable) to common stock for the last four fiscal quarters (unaudited, dollars in thousands):

	Year Ended	Three Months Ended
	December 31, 2022	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Net income (loss) available (attributable) to common stock	$2,642	$3,729	$2,756	$(400)	$(3,443)
Add (less):
Investment and derivative (gain) loss, net	(2,587)	(1,809)	(1,235)	(370)	827
Income tax provision (benefit) for TRS investment gain (loss)	2,616	(344)	406	496	2,058
Depreciation of single-family residential properties	2,176	225	632	604	715
Stock-based compensation expense	3,537	865	919	992	761
Add back:
TBA dollar roll income (expense)	253	(429)	(421)	280	823
Interest rate swap net interest (expense) income	(103)	212	258	(282)	(291)
Non-GAAP earnings available for distribution	$8,534	$2,449	$3,315	$1,320	$1,450
Non-GAAP earnings available for distribution per diluted common share	$0.29	$0.09	$0.11	$0.05	$0.05
Weighted average diluted common shares outstanding	$29,243	28,468	28,913	29,300	30,315

Earnings available for distribution is used by management to evaluate the financial performance of our long-term-focused, net interest spread-based investment strategy and core business activities over periods of time as well as assist with the determination of the appropriate level of periodic dividends to common stockholders. In addition, we believe that earnings available for distribution assists investors in understanding and evaluating the financial performance of our long-term-focused, net interest spread-based investment strategy and core business activities over periods of time as well as its earnings capacity.

A limitation of utilizing this non-GAAP financial measure is that the effect of accounting for all events or transactions in accordance with GAAP does, in fact, reflect the financial results of our business and these effects should not be ignored when evaluating and analyzing our financial results. In addition, our calculation of earnings available for distribution may not be comparable to other similarly titled measures of other companies. Therefore, we believe that earnings available for distribution should be considered as a supplement to, and in conjunction with, net income and comprehensive income determined in accordance with GAAP. Furthermore, there may be differences between earnings available for distribution and taxable income determined in accordance with the Internal Revenue Code. As a REIT, we are required to distribute at least 90% of our REIT taxable income (subject to certain adjustments) to qualify as a REIT and all of our taxable income in order to not be subject to any U.S. federal or state corporate income taxes. Accordingly, earnings available for distribution may not equal our distribution requirements as a REIT.

(a) The Company’s financial statement closing and review procedures for the quarter ended March 31, 2023 are not yet complete and, as a result, the financial information set forth above reflects the Company’s preliminary estimate with respect to such information, based on information currently available to management, and may vary from the Company’s actual financial results.